Exhibit 16.01

November 14, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re:	Computer Horizons Corp.
File No. 0-7282

Dear Sirs/Madams:

We have read Item 4.01 of Form 8-K of Computer Horizons Corp. dated November 14, 2006, and agree with the statements concerning our Firm contained therein.

Yours truly,

/s/ Grant Thorton LLP

Grant Thorton LLP